QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.12

SEVENTH AMENDMENT TO TRANSITION SERVICES AGREEMENT

        This SEVENTH AMENDMENT TO TRANSITION SERVICES AGREEMENT ("Amendment"), dated December 26 2016 and deemed effective as of January 29th 2017, is made and entered into by and between L Brands, Inc., f/k/a Limited Brands, Inc. ("L Brands"), and Lerner New York Holding, Inc. and New York & Company, Inc., successor in interest to New York & Co. Group, Inc. (collectively, "Buyer" and/or "Lerner"). Defined terms that are used but not defined herein shall be as defined in the Transition Services Agreement dated November 27, 2002, as amended ("TSA"), between L Brands and Lerner. The parties wish to amend the TSA and Schedules as described below. It is therefore agreed as follows:

  1.
  Schedule III, Section 1.13 shall be amended by replacing the language contained in the Sixth Amendment to Transition Services Agreement, dated September 14, 2010 ("Sixth Amendment"), with the following provision:

    "Section 1.13. In addition to any other fees as stated herein, Lerner shall pay a Management Fee to L Brands, without offset or deduction, in the amount of 0.17% of net revenues on Lerner products distributed through L Brands' facilities, determined in accordance with United States generally accepted accounting principles ("Management Fee"). Lerner agrees that substantially all products intended for sale in Lerner's stores in the United States of America shall be distributed through L Brands' facilities during the term of the TSA, unless L Brands shall consent, in its sole discretion, to the distribution of any such products by Lerner or a third party. Lerner shall pay the Management Fee to L Brands on a monthly basis, in accordance with the monthly invoice payment process described below. Monthly invoices shall be based upon an estimate of net revenues provided by Lerner prior to the commencement of each quarter of each Fiscal Year. Within thirty (30) days following the end of each quarter of each Fiscal Year, Lerner shall reconcile the amount paid on the estimated net revenues to the actual net revenues, and shall notify L Brands of any overpayment or underpayment. Any such overpayment or underpayment shall be deducted from or added to, as the case may be, the subsequent monthly invoice. For any partial Fiscal Year at the end of the term, the Management Fee shall be reduced to the months in such Fiscal Year that this Agreement shall be effective."

  2.
  This Amendment is supplementary to and modifies the TSA. This Amendment shall be incorporated as part of the TSA. The terms of this Amendment supersede the provisions in the TSA only to the extent that the terms of this Amendment and the TSA expressly conflict. However, nothing in this Amendment should be interpreted as invalidating the TSA, and provisions of the TSA will continue to cover relations between the parties insofar as they do not expressly conflict with this Amendment.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LERNER NEW YORK HOLDING, INC.		L BRANDS, INC.
By:	/s/ Sheamus Toal	By:	/s/ Bruce Mosier
Name:	Sheamus Toal	Name:	Bruce Mosier
Title:	Executive Vice President, Chief Financial Officer	Title:	Executive Vice President, Logistics
Date:	January 24, 2017	Date:	January 30, 2017
NEW YORK & COMPANY, INC.
By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	Executive Vice President, Chief Financial Officer
Date:	January 24, 2017

QuickLinks

  Exhibit 10.12
SEVENTH AMENDMENT TO TRANSITION SERVICES AGREEMENT